UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

On February 6, 2014, Uranium Resources, Inc. (the “Company”) entered into a Co-Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”) and Cowen and Company, LLC (“Cowen”), pursuant to which the Company engaged Roth and Cowen to act as co-placement agents in a registered direct offering to various institutional investors (the “Offering”) of up to 3,960,000 shares of the Company’s common stock (the “Shares”).  Pursuant to the terms of the Placement Agency Agreement, neither Roth nor Cowen has any obligation to buy any of the Shares or to arrange for the purchase or sale of any specific number or dollar amount of Shares. The Company agreed to pay Roth and Cowen an aggregate fee of 8% of the gross proceeds from the Offering.

On February 7, 2014, the Company entered into a Securities Purchase Agreement (the “SPA”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell 3,960,000 Shares to the Purchasers in a registered direct offering at a price of $2.60 per share.  The closing of the Offering occurred on February 12, 2014.  Net proceeds to the Company from the Offering were approximately $9.4 million after deducting placement agency fees and transaction expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include technical studies, restoration commitments, capital expenditures and working capital.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-174845) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated February 7, 2014. The legal opinion and consent of Hogan Lovells US LLP addressing the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

The foregoing descriptions of the terms and conditions of the Placement Agency Agreement and SPA are not complete and are qualified in their entirety by the full text of the Placement Agency Agreement and SPA, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 1.01 by reference.

The Placement Agency Agreement and the SPA contain customary representations and warranties, covenants, conditions to closing and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the SPA, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP.

10.1	Co-Placement Agency Agreement, dated February 6, 2014, among Uranium Resources, Inc., Roth Capital Partners, LLC and Cowen and Company, LLC.

10.2	Securities Purchase Agreement, dated February 7, 2014, among Uranium Resources, Inc., and the purchasers named therein.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2014

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP.

10.1	Co-Placement Agency Agreement, dated February 6, 2014, among Uranium Resources, Inc., Roth Capital Partners, LLC and Cowen and Company, LLC.

10.2	Securities Purchase Agreement, dated February 7, 2014, among Uranium Resources, Inc., and the purchasers named therein.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).